FOR IMMEDIATE RELEASE

PRA Health Sciences, Inc. Reports Third Quarter 2019 Results
and Updates Full Year 2019 Guidance

•	Net new business of $669.4 million; Net book-to-bill of 1.22

•	$780.7 million of total revenue; representing 8.8% growth at actual foreign exchange rates and 9.7% growth on a constant currency basis

•	GAAP net income per diluted share of $1.25 and GAAP net income of $83.0 million

•	Adjusted net income per diluted share was $1.32 and adjusted net income was $87.2 million

•
Maintaining full year 2019 revenue guidance between $3.02 billion and $3.10 billion, updating GAAP net income per diluted share to between $3.58 and $3.64, and updating Adjusted Net Income per diluted share to between $5.07 and $5.12

RALEIGH, N.C., October 30, 2019 -- PRA Health Sciences, Inc. (“PRA,” "we," "us" or the “Company”) (NASDAQ: PRAH) today reported financial results for the quarter ended September 30, 2019.

"Our third quarter financial results produced solid revenue growth and double digit earnings growth,” said Colin Shannon, PRA’s Chief Executive Officer. “During the quarter we finalized a $500.0 million stock repurchase plan and repurchased and retired $300.0 million of common stock in connection with KKR’s clean-up trade. We are excited for our next chapter and I would like to thank KKR for their partnership. Our focus will remain on delivering shareholder returns and also delivering broad and flexible services to our clients. We look forward to continuing to position PRA for success in the future."

Net new business for our Clinical Research segment for the three months ended September 30, 2019 was $669.4 million, representing a net book-to-bill ratio of 1.22 for the period. This net new business contributed to an ending backlog of $4.6 billion at September 30, 2019.

For the three months ended September 30, 2019, revenue was $780.7 million, which represents growth of 8.8%, or $63.1 million, compared to the three months ended September 30, 2018 at actual foreign exchange rates. On a constant currency basis, revenue grew $69.3 million, an increase of 9.7% compared to the third quarter of 2018. By segment, the Clinical Research segment generated revenues of $719.0 million, while the Data Solutions segment generated revenues of $61.7 million.

Direct costs, exclusive of depreciation and amortization, were $389.3 million during the three months ended September 30, 2019 compared to $371.4 million for the three months ended September 30, 2018 at actual foreign exchange rates. On a constant currency basis, direct costs increased $24.6 million compared to the third quarter of 2018. The increase in direct costs continues to be driven by increased labor costs in our Clinical Research segment and increased data costs in our Data Solutions segment. Direct costs were 49.9% of revenue during the third quarter of 2019 compared to 51.8% of revenue during the third quarter of 2018.

Selling, general and administrative expenses were $95.5 million during the three months ended September 30, 2019 compared to $92.6 million for the three months ended September 30, 2018. Selling,

general and administrative costs were 12.2% of revenue during the third quarter of 2019 compared to 12.9% of revenue during the third quarter of 2018.

GAAP net income was $83.0 million for the three months ended September 30, 2019, or $1.25 per share on a diluted basis, compared to GAAP net income of $1.5 million for the three months ended September 30, 2018, or $0.02 per share on a diluted basis.

Adjusted net income was $87.2 million for the three months ended September 30, 2019, representing growth of 16.6% compared to the three months ended September 30, 2018. Adjusted net income per diluted share was $1.32 for the three months ended September 30, 2019, representing growth of 16.8% compared to the three months ended September 30, 2018.

EBITDA was $128.6 million for the three months ended September 30, 2019, representing an increase of 99.6% compared to the three months ended September 30, 2018. Adjusted EBITDA was $137.8 million for the three months ended September 30, 2019, representing growth of 14.0% compared to the three months ended September 30, 2018.

A reconciliation of our non-GAAP measures, including EBITDA, adjusted EBITDA, adjusted net income, adjusted net income per diluted share and our 2019 guidance, to the corresponding GAAP measures is included in this press release.

Nine Months Ended September 30, 2019 Financial Highlights

For the nine months ended September 30, 2019, revenue was $2,266.0 million, which represents growth of 5.8%, or $123.7 million, compared to the nine months ended September 30, 2018 at actual foreign exchange rates. On a constant currency basis, revenue grew $150.7 million, representing growth of 7.0% compared to the nine months ended September 30, 2018.

Reported GAAP income from operations was $262.5 million, reported GAAP net income was $168.2 million and reported GAAP net income per diluted share was $2.53 for the nine months ended September 30, 2019.

Adjusted Net Income was $242.3 million for the nine months ended September 30, 2019, an improvement of 22.9% compared to the same period in 2018. Adjusted Net Income per diluted share was $3.64 for the nine months ended September 30, 2019, up 22.1% compared to the same period in 2018.

Guidance

The Company is maintaining its 2019 revenue guidance between $3.02 billion and $3.10 billion, representing as reported growth of 5% to 8% and constant currency growth of 6% to 8%. We are updating our GAAP net income per diluted share to between $3.58 and $3.64 and Adjusted Net Income per diluted share to between $5.07 and $5.12, representing growth of 18% to 20%.

We continue to estimate our annual effective income tax rate at approximately 24%. Our effective tax rate may differ from this estimate, due to, among other things, changes to estimates of the geographic allocation of our pre-tax income as well as changes in guidance from regulatory agencies related to interpretation, analysis and guidance of the U.S. Tax Cuts and Jobs Act.

Our guidance assumes a EURO rate of 1.15 and a GBP rate of 1.30. All other foreign currency exchange rates are as of September 30, 2019.

Conference Call Details

PRA will host a conference call at 9:00 a.m. ET on October 31, 2019, to discuss the contents of this release and other relevant topics. To participate, please dial (877) 930-8062 within the United States or (253) 336-7647 outside the United States approximately 10 minutes before the scheduled start of the call. The conference ID for the call is 6427745. The conference call will also be accessible, live via audio broadcast, on the Investor Relations section of the PRA website at investor.prahs.com. A replay of the conference call will be available online at investor.prahs.com. In addition, an audio replay of the call will be available for one week following the call and can be accessed by dialing (855) 859-2056 within the United States or (404) 537-3406 outside the United States. The replay ID is 6427745.

Additional Information

A financial supplement with third quarter 2019 results, which should be read in conjunction with this press release, may be found in the Investor Relations section of our website at investor.prahs.com in a document titled “Q3 2019 Earnings Presentation.”

About PRA Health Sciences

PRA (NASDAQ: PRAH) is a full-service global contract research organization, providing a broad range of product development and data solution services to pharmaceutical and biotechnology companies around the world. PRA’s integrated services include data management, statistical analysis, clinical trial management, and regulatory and drug development consulting. PRA’s global operations span more than 90 countries across North America, Europe, Asia, Latin America, South Africa, Australia and the Middle East, and more than 16,000 employees. Since 2000, PRA has participated in more than 3,800 clinical trials. In addition, PRA has participated in the pivotal or supportive trials that led to U.S. Food and Drug Administration or international regulatory approval of more than 85 products. To learn more about PRA, please visit www.prahs.com.

Internet Posting of Information: The Company routinely posts information that may be important to investors in the "Investor Relations" section of the Company’s website at www.prahs.com. The Company encourages investors and potential investors to consult the Company’s website regularly for important information about the Company.

Contacts:

Helen O’Donnell
Solebury Trout
Managing Director
203.428.3213
InvestorRelations@prahs.com or
hodonnell@soleburytrout.com

Forward-Looking Statements

This press release contains forward-looking statements that reflect, among other things, the Company’s current expectations and anticipated results of operations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements, market trends or industry results to differ materially from those expressed or implied by such forward-looking statements. For this purpose, any statements contained herein that are not statements of historical fact may constitute forward-looking statements. Without limiting the foregoing, words such as “anticipates,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Actual results may differ materially from the Company’s expectations due to a number of factors, including that most of the Company’s contracts may be terminated on short notice and that the Company may be unable to maintain large customer contracts or to enter into new contracts; the Company may underprice contracts, overrun its cost estimates, or fail to receive approval for or experience delays in documenting change orders; the historical indications of the relationship of backlog to revenues may not be indicative of their future relationship; if the Company is unable to achieve operating efficiencies or grow revenues faster than expenses, operating margins will be adversely affected; the Company may be unable to attract suitable investigators and patients for its clinical trials; the Company could be subject to employment liability with its embedded and functional outsourcing solutions as it places employees at the physical workplaces of its clients; the Company may lose key personnel or be unable to recruit experienced personnel; changes in accounting standards may adversely affect the Company’s financial statements; the Company’s effective income tax rate may fluctuate which may adversely affect its operations, earnings, and earnings per share; the Company may be unable to maintain information systems or effectively update them; a failure or breach of the Company’s IT systems could result in customer information being compromised or otherwise significantly disrupt the Company’s business operations; client or therapeutic concentration or competition among clients could harm the Company’s business; the Company’s business is subject to risks associated with international operations, including economic, political and other risks such as compliance with a myriad of laws and regulations, complications from conducting clinical trials in multiple countries simultaneously and changes in exchange rates; the Company is subject to a number of additional risks associated with its business outside the United States, including changes in tax law, foreign currency exchange fluctuations and restrictive regulations, as well as the risks and uncertainties associated with the United Kingdom’s expected withdrawal from the European Union and the adoption of trade restrictions between the U.S. and other national governments; the Company may be unable to successfully develop and market new services or enter new markets; government regulators or customers may limit the scope of prescriptions or withdraw products from the market; government regulators may impose new regulations affecting the Company’s business; the Company’s failure to perform services in accordance with contractual requirements, regulatory standards and ethical considerations may subject it to significant costs or liability, damage its reputation and cause it to lose existing business or not receive new business; the Company’s services are related to treatment of human patients, and it could face liability if a patient is harmed; if the Company does not keep pace with rapid technological changes, its services may become less competitive or obsolete; the Company’s relationships with existing or potential clients who are in competition with each other may adversely impact the degree to which other clients or potential clients use its services; the Company may be unable to compete effectively with other players in the biopharmaceutical services industry; the Company may be unable to successfully identify, acquire and integrate businesses, services and technologies or to manage joint ventures; the Company may not realize the full value of its goodwill and intangible assets, and may be unable to use net operating loss carry-forwards; the Company’s disposal of hazardous substances and waste could give rise to liability; the Company may be unable to protect its intellectual property, patent and other intellectual property litigation could be time consuming and costly; biopharmaceutical industry outsourcing trends could change and adversely affect the Company’s operations and growth rate; current and proposed laws and regulations regarding the protection of personal data could result in increased risks of liability or increased cost or could limit the Company’s service offerings; circumstances beyond the Company’s control could cause industry-wide reduction in demand for its services; the Company has substantial indebtedness and may incur additional indebtedness in the future, which could adversely affect the Company’s financial condition; and other factors that are set forth in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K filed with the SEC on February 28, 2019. The forward-looking statements in this release speak only as of the date hereof, and the Company undertakes no obligation to update any such statement after the date of this release, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Use of Non-GAAP Financial Measures

This press release includes EBITDA, adjusted EBITDA, adjusted net income and adjusted net income per diluted share, each of which are financial measures not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Management believes that these measures provide useful supplemental information to management and investors regarding our operating results as they exclude certain items whose fluctuation from period- to- period do not necessarily correspond to changes in the operating results of our business. As a result, management and our board of directors regularly use EBITDA and adjusted EBITDA as a tool in evaluating our operating and financial performance and in establishing discretionary annual bonuses. Adjusted EBITDA is also the basis for covenant compliance EBITDA, which is used in certain covenants in the credit agreement governing our senior secured credit facilities. In addition, management believes that EBITDA, adjusted EBITDA and adjusted net income (including adjusted net income per share on a diluted basis) facilitate comparisons of our operating results with those of other companies by backing out of GAAP net income items relating to variations in capital structures (affecting interest expense), taxation, and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. We believe that EBITDA, adjusted EBITDA and adjusted net income (including adjusted net income per share on a diluted basis) are frequently used by securities analysts, investors, and other interested parties in the evaluation of issuers, many of which also present EBITDA, adjusted EBITDA and adjusted net income (including adjusted net income per share on a diluted basis) when reporting their results in an effort to facilitate an understanding of their operating results.

These non-GAAP financial measures have limitations as analytical tools, and you should not consider these measures in isolation, or as a substitute for analysis of our results as reported under GAAP. Additionally, because not all companies use identical calculations, these presentations of EBITDA, adjusted EBITDA and adjusted net income (including adjusted net income per share on a diluted basis) may not be comparable to similarly titled measures of other companies.

EBITDA represents net income before interest, taxes, depreciation and amortization. Adjusted EBITDA and adjusted net income (including adjusted net income per share on a diluted basis) represent EBITDA and net income (including diluted net income per share), respectively, adjusted to exclude stock-based compensation expense, loss (gain) on disposal of fixed assets, loss on modification or extinguishment of debt, foreign currency losses (gains), other non-operating expense (income), equity in (gains) losses of unconsolidated joint ventures, transaction-related costs, acquisition-related costs, severance costs and restructuring charges, prior year foreign research and development credits, lease termination expense,  non-cash rent adjustment, adjustment to reflect amounts attributable to noncontrolling interest and other charges. Adjusted net income is also adjusted to exclude amortization of intangible assets, amortization of terminated interest rate swaps, and amortization of deferred financing costs. EBITDA, adjusted EBITDA and adjusted net income are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income or other performance measures derived in accordance with GAAP or as alternatives to cash flow from operating activities as measures of our liquidity. EBITDA, adjusted EBITDA and adjusted net income have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing our results as reported under GAAP.

Some of these limitations are:

•	EBITDA and adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•	EBITDA and adjusted EBITDA do not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•	EBITDA and adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;

•	EBITDA and adjusted EBITDA do not reflect historical capital expenditures or future requirements for capital expenditures or contractual commitments;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and adjusted EBITDA do not reflect any cash requirements for such replacements; and

•	other companies in our industry may calculate EBITDA and adjusted EBITDA differently, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as a measure of cash that will be available to us to meet our obligations.

Constant Currency

Constant currency comparisons are based on translating local currency amounts in the current year period at actual foreign exchange rates for the prior year. The Company routinely evaluates its financial performance on a constant currency basis in order to facilitate period-to-period comparisons without regard to the impact of changing foreign currency exchange rates.

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
 (in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue	$780,691	$717,596	$2,266,022	$2,142,274
Operating expenses:
Direct costs (exclusive of depreciation and amortization expense)	389,304	371,422	1,153,441	1,134,509
Reimbursable expenses	169,965	142,717	471,682	430,892
Selling, general and administrative expenses	95,542	92,553	291,439	275,424
Transaction-related costs	572	43,837	572	32,709
Depreciation and amortization expense	29,264	28,270	85,462	84,163
Loss (gain) on disposal of fixed assets, net	256	(15)	900	21
Income from operations	95,788	38,812	262,526	184,556
Interest expense, net	(12,974)	(14,423)	(37,834)	(43,860)
Loss on modification or extinguishment of debt	(1,855)	(454)	(1,855)	(454)
Foreign currency gains (losses), net	5,408	(1,809)	1,864	(1,416)
Other income (expense), net	15	(68)	(66)	(201)
Income before income taxes and equity in income of unconsolidated joint ventures	86,382	22,058	224,635	138,625
Provision for income taxes	3,375	20,248	56,317	55,392
Income before equity in income of unconsolidated joint ventures	83,007	1,810	168,318	83,233
Equity in income of unconsolidated joint ventures, net of tax	—	44	—	118
Net income	83,007	1,854	168,318	83,351
Net income attributable to noncontrolling interest	—	(359)	(99)	(898)
Net income attributable to PRA Health Sciences, Inc.	$83,007	$1,495	$168,219	$82,453
Net income per share attributable to common stockholders:
Basic	$1.28	$0.02	$2.58	$1.29
Diluted	$1.25	$0.02	$2.53	$1.24
Weighted average common shares outstanding:
Basic	64,771	64,261	65,096	63,891
Diluted	66,213	66,506	66,607	66,258

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands, except share amounts)
(unaudited)

	September 30,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$181,767	$144,221
Restricted cash	23	488
Accounts receivable and unbilled services, net	702,636	568,099
Other current assets	76,489	69,547
Total current assets	960,915	782,355
Fixed assets, net	176,745	154,764
Lease right-of-use assets, net	181,813	—
Goodwill	1,484,506	1,494,762
Intangible assets, net	649,295	704,446
Other assets	47,182	50,140
Total assets	$3,500,456	$3,186,467
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$58,565	$43,734
Accrued expenses and other current liabilities	304,431	413,783
Current portion of operating lease liabilities	34,708	—
Advanced billings	474,999	441,357
Total current liabilities	872,703	898,874
Long-term debt, net	1,388,395	1,082,384
Long-term portion of operating lease liabilities	169,696	—
Deferred tax liabilities	73,522	100,712
Other long-term liabilities	49,397	53,077
Total liabilities	2,553,713	2,135,047
Commitments and contingencies
Stockholders' equity:
Preferred stock (100,000,000 authorized shares; $0.01 par value)
Issued and outstanding -- none	—	—
Common stock (1,000,000,000 authorized shares; $0.01 par value)
Issued and outstanding -- 63,240,925 and 65,394,526 at September 30, 2019 and December 31, 2018, respectively	632	654
Additional paid-in capital	975,233	960,535
Accumulated other comprehensive loss	(197,603)	(170,659)
Retained earnings	168,481	254,500
Equity attributable to PRA Health Sciences, Inc. stockholders	946,743	1,045,030
Noncontrolling interest	—	6,390
Total stockholders' equity	946,743	1,051,420
Total liabilities and stockholders' equity	$3,500,456	$3,186,467

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net income	$168,318	$83,351
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	85,462	84,163
Amortization of debt issuance costs	1,364	1,619
Amortization of terminated interest rate swaps	4,960	5,478
Stock-based compensation expense	30,407	20,469
Change in fair value of acquisition-related contingent consideration	—	32,868
Non-cash transaction-related costs	—	773
Unrealized foreign currency gains, net	(7,773)	(131)
Loss on modification or extinguishment of debt	—	454
Deferred income tax (benefit) expense	(25,408)	17,499
Equity in income of unconsolidated joint ventures	—	(118)
Other reconciling items	792	52
Changes in operating assets and liabilities:
Accounts receivable, unbilled services and advanced billings	(104,589)	(12,552)
Other operating assets and liabilities	(4,289)	(319)
Payment of acquisition-related contingent consideration	(83,249)	(35,029)
Net cash provided by operating activities	65,995	198,577
Cash flows from investing activities:
Purchase of fixed assets	(61,210)	(40,086)
Proceeds received for interest on interest rate swap, net	1,076	125
Distributions from unconsolidated joint ventures	418	—
Proceeds from the sale of marketable securities	—	183
Proceeds from the sale of fixed assets	26	43
Net cash used in investing activities	(59,690)	(39,735)
Cash flows from financing activities:
Payment of acquisition-related contingent consideration	—	(79,663)
Repurchase and retirement of common stock	(300,000)	—
Borrowings on accounts receivable financing agreement	30,000	60,000
Borrowings on line of credit	40,000	—
Proceeds from issuance of long-term debt	300,000	—
Repayments on accounts receivable financing agreement	—	(10,000)
Repayments on line of credit	(40,000)	(91,500)
Repayments of long-term debt	(25,000)	(114,395)
Taxes paid related to net shares settlement of equity awards	—	(5,337)
Acquisition of noncontrolling interest	(4,138)	—
Proceeds from stock issued under employee stock purchase plan and stock option exercises	30,180	19,273
Net cash provided by (used in) financing activities	31,042	(221,622)
Effects of foreign exchange changes on cash, cash equivalents, and restricted cash	(266)	(2,275)
Change in cash, cash equivalents, and restricted cash	37,081	(65,055)
Cash, cash equivalents, and restricted cash, beginning of period	144,709	192,890
Cash, cash equivalents, and restricted cash, end of period	$181,790	$127,835

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income attributable to PRA Health Sciences, Inc.	$83,007	$1,495	$168,219	$82,453
Depreciation and amortization expense	29,264	28,270	85,462	84,163
Interest expense, net	12,974	14,423	37,834	43,860
Provision for income taxes	3,375	20,248	56,317	55,392
EBITDA	128,620	64,436	347,832	265,868
Stock-based compensation expense (a)	11,244	7,771	30,407	20,469
Loss (gain) on disposal of fixed assets, net (b)	256	(15)	900	21
Foreign currency (gains) losses, net (c)	(5,408)	1,809	(1,864)	1,416
Other non-operating (income) expense, net (d)	(15)	68	66	201
Equity in income of unconsolidated joint ventures, net of tax	—	(44)	—	(118)
Transaction-related costs (e)	572	43,837	572	32,709
Acquisition-related costs (f)	654	275	4,334	665
Lease termination expense (g)	—	1,378	(266)	1,446
Severance and restructuring charges (h)	—	—	—	804
Non-cash rent adjustment (i)	16	602	322	1,134
Loss on modification or extinguishment of debt (j)	1,855	454	1,855	454
Other charges (k)	—	—	—	449
Non-operating income attributable to noncontrolling interest	—	318	190	846
Adjusted EBITDA	$137,794	$120,889	$384,348	$326,364

Net income attributable to PRA Health Sciences, Inc.	$83,007	$1,495	$168,219	$82,453
Provision for income taxes	3,375	20,248	56,317	55,392
Amortization of intangible assets	17,090	17,867	51,433	53,978
Amortization of deferred financing costs	462	546	1,364	1,619
Amortization of terminated interest rate swaps	1,671	1,868	4,960	5,478
Stock-based compensation expense (a)	11,244	7,771	30,407	20,469
Loss (gain) on disposal of fixed assets, net (b)	256	(15)	900	21
Foreign currency (gains) losses, net (c)	(5,408)	1,809	(1,864)	1,416
Other non-operating (income) expense, net (d)	(15)	68	66	201
Equity in income of unconsolidated joint ventures, net of tax	—	(44)	—	(118)
Transaction-related costs (e)	572	43,837	572	32,709
Acquisition-related costs (f)	654	275	4,334	665
Lease termination expense (g)	—	1,378	(266)	1,446
Severance and restructuring charges (h)	—	—	—	804
Non-cash rent adjustment (i)	16	602	322	1,134
Loss on modification or extinguishment of debt (j)	1,855	454	1,855	454
Other charges (k)	—	—	—	449
Non-operating income attributable to noncontrolling interest	—	318	190	846
Adjusted pre-tax income	114,779	98,477	318,809	259,416
Adjusted tax expense (l)	(27,546)	(23,634)	(76,515)	(62,260)
Adjusted net income	$87,233	$74,843	$242,294	$197,156

Diluted weighted average common shares outstanding	66,213	66,506	66,607	66,258

Adjusted net income per diluted share	$1.32	$1.13	$3.64	$2.98

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
(in millions, except per share amounts)
(unaudited)

	FY 2019
	Adjusted Net Income		Adjusted Diluted Earnings Per Share
	Low	High	Low	High

Net income and net income per diluted share	$236.0	$240.0	$3.58	$3.64
Adjustments:
Provision for income taxes	75.0	76.0	1.14	1.16
Amortization of intangible assets	69.0	69.0	1.05	1.05
Amortization of deferred financing costs	2.0	2.0	0.03	0.03
Amortization of terminated interest rate swaps	7.0	7.0	0.11	0.11
Loss on modification or extinguishment of debt (j)	2.0	2.0	0.03	0.03
Stock-based compensation expense (a)	44.0	44.0	0.67	0.67
Loss on disposal of fixed assets, net (b)	1.0	1.0	0.01	0.01
Foreign currency gains, net (c)	(2.0)	(2.0)	(0.03)	(0.03)
Transaction-related costs (e)	1.0	1.0	0.01	0.01
Acquisition-related costs (f)	4.0	4.0	0.06	0.06
Adjusted pre-tax income	439.0	444.0	6.66	6.74
Adjusted tax expense (l)	(105.0)	(107.0)	(1.59)	(1.62)
Adjusted net income and adjusted net income per diluted share	$334.0	$337.0	$5.07	$5.12

(a)	Stock-based compensation expense represents the amount of recurring non-cash expense related to the Company’s equity compensation programs.

(b)
Loss on disposal of fixed assets represents the costs incurred in connection with the sale or disposition of fixed assets, primarily IT equipment and furniture and fixtures. We exclude these losses from adjusted EBITDA and adjusted net income because they result from investing decisions rather than from decisions made related to our ongoing operations.

(c)
Foreign currency gains (losses), net primarily relates to gains or losses that arise in connection with the revaluation of short-term inter-company balances between our domestic and international subsidiaries. In addition, this amount includes gains or losses from foreign currency transactions, such as those resulting from the settlement of third-party accounts receivable and payables denominated in a currency other than the local currency of the entity making the payment. We exclude these gains and losses from adjusted EBITDA and adjusted net income because they result from financing decisions rather than from decisions made related to our ongoing operations and because fluctuations from period- to- period do not necessarily correspond to changes in our operating results.

(d)	Other non-operating expense, net represents income and expense that are non-operating and whose fluctuations from period- to- period do not necessarily correspond to changes in our operating results.

(e)
Transaction-related costs include fees associated with our secondary offerings, stock-based compensation expense related to the transfer restrictions on vested options, the amendment to our accounts receivable financing agreement, costs associated with acquisition related earn-out liabilities, and expenses associated with our acquisitions.

(f)
Acquisition-related costs primarily relate to costs incurred in connection with the acquisition of Symphony Health. Acquisition-related costs also include integration costs which primarily consist of professional fees, rebranding costs, the elimination of redundant facilities and any other costs incurred directly related to the integration of our acquisitions.

(g)	Lease termination expense represents charges incurred in connection with the termination of leases at locations that are no longer being used by the Company.

(h)	Severance and restructuring charges represent amounts incurred in connection with the elimination of redundant positions within the organization.

(i)
We have escalating leases that require the amortization of rent expense on a straight-line basis over the life of the lease. The non-cash rent adjustment represents the difference between rent expense recorded in the consolidated statement of operations and the amount of cash actually paid.

(j)
Loss on modification or extinguishment of debt relates to costs incurred in connection with changes to our long-term debt. We exclude these losses from Adjusted EBITDA and Adjusted Net Income because they result from financing decisions rather than from decisions made related to our ongoing operations.

(k)	Represents charges incurred that are not considered part of our core operating results.

(l)	Represents the tax effect of adjusted pre-tax income at our estimated effective tax rate.